Exhibit 99.1

NETSOL Technologies reports 21% year-over-year growth in total net revenues in Q2 fiscal 2026

ENCINO, Calif., Feb. 12, 2026 (GLOBE NEWSWIRE) — NETSOL Technologies, Inc. (Nasdaq: NTWK), a provider of AI-enabled solutions and services powering OEMs, dealerships and financial institutions to sell, finance and lease assets, reported its results for the second fiscal quarter of 2026 and six months ended December 31, 2025.

●	Total net revenues up 21.1% to $18.8 million
●	Services revenues up 40.9% to $9.6 million
●	Recurring subscription and support revenues up 5.1% to $9.1 million
●	Gross margin expanded to 48.0% (from 44.5%)
●	Operating income was $1.3 million (vs. loss of $0.5 million)
●	Cash and cash equivalents up 4.0% to $18.1 million

Second Quarter 2026 Financial Results

Total net revenues for the second quarter of fiscal 2026 increased 21.1% to $18.8 million, compared with $15.5 million in the prior-year period, driven primarily by higher services revenues and higher subscription and support revenues. On a constant currency basis, total net revenues were $18.8 million.

●	Recurring subscription and support revenues increased approximately 5.1% to $9.1 million compared with $8.6 million in the prior-year period. Total subscription and support revenues as percentage of total net revenues were 48.3%, compared with 55.6% in the prior-year period, reflecting higher implementation services revenues in the quarter. Total subscription and support revenues on a constant currency basis were $9.2 million.

●	Total services revenues increased 40.9% to $9.6 million, compared with $6.8 million in the prior-year period. The increase primarily reflected implementation timing and project mix. Total services revenues on a constant currency basis were $9.6 million.

Gross profit for the quarter was $9.0 million or 48.0% of net revenues, compared with $6.9 million or 44.5% of net revenues in the second quarter of fiscal 2025. On a constant currency basis, gross profit was $9.0 million or 47.8% of net revenues.

Cost of sales for the quarter was $9.8 million or 52.0% of net revenues compared with $8.6 million or 55.5% of net revenues in the second quarter of fiscal 2025. On a constant currency basis, cost of sales was $9.8 million or 52.2% of net revenues. The increase in cost of sales primarily reflected increased salaries and travel costs.

Income from operations for the quarter was $1.3 million compared with a loss from operations of $0.5 million in the second quarter of fiscal 2025. On a constant currency basis, income from operations was $1.3 million.

GAAP net income attributable to NETSOL for the quarter totaled $0.2 million or $0.02 per diluted share, compared with a GAAP net loss of $1.1 million or $0.10 per diluted share in the second quarter of fiscal 2025. On a constant currency basis, GAAP net income attributable to NETSOL for the quarter totaled $0.2 million or $0.01 per diluted share.

Non-GAAP EBITDA for the quarter was $1.7 million compared with a non-GAAP EBITDA loss of $0.8 million in the second quarter of fiscal 2025. (see note regarding “Use of Non-GAAP Financial Measures,” below for further discussion of this non-GAAP measure).

Najeeb Ghauri, Founder and Chief Executive Officer of NETSOL Technologies Inc., commented, “NETSOL delivered a strong second quarter of fiscal 2026, with total net revenues up 21% year-over-year to $18.8 million. Services revenue grew 41%, driven by active implementations of Transcend Finance and Transcend Retail, and we view implementation momentum as an important leading indicator of future subscription scale.”

“Transcend Retail is gaining meaningful traction in the U.S. automotive market, with adoption by leading dealer groups and franchised dealerships. Partnerships with MINI USA, Sonic Automotive, Indigo Auto Group, and others reflect growing validation of our platform and the outcomes it enables for dealers.”

“While SaaS revenue growth is currently moderated by the timing of customer go-lives, we believe recurring revenues can accelerate over time as these deployments complete.

“We are also investing in AI to extend our product roadmap, including Check, an AI-enabled credit decisioning capability built into our loan origination system, designed to help credit and funding teams work faster and with greater precision by turning data into real-time, actionable decisions.”

Sardar Abubakr, Chief Financial Officer of NETSOL Technologies Inc., commented, “We delivered measurable profitability improvements in the quarter. Gross profit increased to $9.0 million, or 48% of net revenues, up from 44.5% in the prior-year period, and delivered operating income of $1.3 million.”

“Our priority is to scale efficiently by maintaining cost discipline while investing in the areas that expand long-term earnings quality, including subscription growth and strategic services that support customer adoption. We believe our balance of revenue growth, margin improvement, and targeted investment positions NETSOL to build sustainable shareholder value.”

Six Months Ended December 31, 2025, Financial Results

Total net revenues for the six months ended December 31, 2025, were $33.8 million, compared with $30.1 million in the prior-year period. On a constant currency basis, total net revenues were $33.5 million.

●	Recurring subscription and support revenues for the six months ended December 31, 2025, increased 7.2% to $18.0 million from $16.8 million in the prior-year period. Total subscription and support revenues on a constant currency basis were $17.9 million.

●	Total services revenues increased 17.9% to $15.6 million from $13.2 million in the prior-year period. Total services revenues on a constant currency basis were $15.5 million. The increase in total services revenues during this period primarily reflected increased implementation services for Transcend Retail and Transcend Finance.

Gross profit for the six months ended December 31, 2025, was $14.9 million or 44.2% of net revenues, compared with $13.5 million or 44.8% of net revenues in the prior-year period. On a constant currency basis, gross profit for the six months ended December 31, 2025, was $14.6 million or 43.5% of net revenues as measured on a constant currency basis.

Cost of sales for the six months ended December 31, 2025 was $18.9 million or 55.8% of net revenues compared with $16.7 million or 55.3% of net revenues in the prior-year period. On a constant currency basis, cost of sales was $18.9 million or 56.5% of net revenues.

Loss from operations for the six months ended December 31, 2025 was $0.5 million compared with a loss from operations of $1.2 million in the prior-year period. On a constant currency basis, loss from operations was $0.8 million.

GAAP net loss attributable to NETSOL for the six months ended December 31, 2025, totaled $2.1 million or $0.18 per diluted share, compared with GAAP net loss of $1.1 million or $0.09 per diluted share in the prior-year period. On a constant currency basis, GAAP net loss attributable to NETSOL for the first six months of fiscal 2026 totaled $2.5 million or $0.21 per diluted share.

Non-GAAP EBITDA for the six months ended December 31, 2025, was a loss of $0.1 million compared with non-GAAP EBITDA loss of $0.5 million in the prior-year period (see note regarding “Use of Non-GAAP Financial Measures,” below for further discussion of this non-GAAP measure).

Balance Sheet and Capital Structure

Cash and cash equivalents were $18.1 million as of December 31, 2025, compared with $17.4 million as of June 30, 2025. Working capital was $26.4 million as of December 31, 2025, compared with $26.6 million as of June 30, 2025. Total NETSOL stockholders’ equity at December 31, 2025, was $35.9 million or $3.04 per diluted share.

Conference Call

NETSOL Technologies management will hold a conference call on Thursday, February 12, 2026, at 9:00 am Eastern Time (6:00 am Pacific Time) to discuss its financial results to discuss these financial results. A question-and-answer session will follow management’s presentation.

Participant listening: 1-877-407-0789 or 1-201-689-8562

The conference call will also be broadcast live and available for replay here, along with additional replay access being provided through the company information section of NETSOL’s website.

Telephone replays will be made available approximately 3 hours after conference end time.

Telephone replay

Replay dial-in: 1-844-512-2921 or 1-412-317-6671

Replay expiration: Thursday, February 26, 2026 at 11:59 PM ET

Access ID: 13758657

About NETSOL Technologies

NETSOL Technologies delivers state-of-the-art solutions for the asset finance and leasing industry, serving automotive and equipment OEMs, auto captives and financial institutions across over 30 countries. Since its inception in 1996, NETSOL has been at the cutting edge of technology, pioneering innovations with its asset finance solutions, and today leverages advanced AI and cloud services to meet the complex needs of the global market. Renowned for its deep industry expertise, customer-centric approach and commitment to excellence, NETSOL fosters strong partnerships with its clients, ensuring their success in an ever-evolving landscape. With a rich history of innovation, ethical business practices and a focus on sustainability, NETSOL is dedicated to empowering businesses worldwide, securing its position as the trusted partner for leading firms around the globe.

Forward-Looking Statements

This press release may contain forward-looking statements relating to the development of the Company’s products and services and future operation results, including statements regarding the Company that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The words “expects,” “anticipates,” variations of such words, and similar expressions, identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Factors that could affect the Company’s actual results include the progress and costs of the development of products and services and the timing of the market acceptance. The subject Companies expressly disclaim any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in the company’s expectations with regard thereto or any change in events, conditions or circumstances upon which any statement is based.

Use of Non-GAAP Financial Measures

The reconciliation of Adjusted EBITDA to net income, the most comparable financial measure based upon GAAP, as well as a further explanation of adjusted EBITDA, is included in the financial tables in Schedule 4 of this press release.

Investor Relations Contact:

Investor Relations

(818) 222-9195

investors@netsoltech.com

NETSOL Technologies, Inc. and Subsidiaries

Schedule 1: Consolidated Balance Sheets

	As of	As of
ASSETS	December 31, 2025	June 30, 2025

Cash and cash equivalents	$18,132,086	$17,357,944
Accounts receivable, net of allowance of $401,507 and $355,464	7,776,096	7,527,572
Revenues in excess of billings, net of allowance of $84,882 and $34,496	17,080,695	18,230,619
Other current assets	3,423,634	3,203,468
Total current assets	46,412,511	46,319,603
	763,396	903,766
	5,185,764	5,073,372
	1,015,011	809,513
	6,941	32,331
	9,302,524	9,302,524
Total assets	$62,686,147	$62,441,109

LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts payable and accrued expenses	$8,059,205	$8,010,844
Current portion of loans and obligations under finance leases	8,509,841	8,240,061
Current portion of operating lease obligations	542,022	433,242
Unearned revenue	2,884,757	3,029,850
Total current liabilities	19,995,825	19,713,997
	337,028	134,608
	414,725	333,374
Total liabilities	20,747,578	20,181,979

Preferred stock, $.01 par value; 500,000 shares authorized;	-	-
Common stock, $.01 par value; 18,000,000 shares authorized; 12,753,209 shares issued and 11,814,178 outstanding as of December 31, 2025 , 12,700,465 shares issued and 11,761,434 outstanding as of June 30, 2025	127,535	127,008
Additional paid-in-capital	129,545,854	129,529,901
Treasury stock (at cost, 939,031 shares as of December 31, 2025 and June 30, 2025)	(3,920,856)	(3,920,856)
Accumulated deficit	(43,399,611)	(41,289,080)
Other comprehensive loss	(46,413,009)	(46,613,208)
Total NETSOL stockholders’ equity	35,939,913	37,833,765
Non-controlling interest	5,998,656	4,425,365
Total stockholders’ equity	41,938,569	42,259,130
Total liabilities and stockholders’ equity	$62,686,147	$62,441,109

NETSOL Technologies, Inc. and Subsidiaries

Schedule 2: Consolidated Statement of Operations

	For the Three Months		For the Six Months
	Ended December 31,		Ended December 31,
	2025	2024	2025	2024
Net Revenues:
License fees	$117,482	$72,688	$189,707	$73,917
Subscription and support	9,079,783	8,642,629	18,040,338	16,835,100
Services	9,611,213	6,821,344	15,590,356	13,226,142
Total net revenues	18,808,478	15,536,661	33,820,401	30,135,159

Cost of revenues	9,779,386	8,616,320	18,879,319	16,650,706
Gross profit	9,029,092	6,920,341	14,941,082	13,484,453

Operating expenses:
Selling, general and administrative	7,481,647	7,073,622	15,018,000	14,037,943
Research and development cost	247,713	333,669	462,056	693,618
Total operating expenses	7,729,360	7,407,291	15,480,056	14,731,561

Income (loss) from operations	1,299,732	(486,950)	(538,974)	(1,247,108)

Other income and (expenses)
Interest expense	(176,273)	(236,386)	(350,884)	(494,605)
Interest income	208,775	529,072	489,749	1,298,939
Gain (loss) on foreign currency exchange transactions	46,074	(698,426)	(240,843)	(155,881)
Other income	63,925	38,098	81,595	191,589
Total other income (expenses)	142,501	(367,642)	(20,383)	840,042

Net income (loss) before income taxes	1,442,233	(854,592)	(559,357)	(407,066)
Income tax provision	(480,194)	(331,614)	(695,969)	(561,431)
Net income (loss)	962,039	(1,186,206)	(1,255,326)	(968,497)
Non-controlling interest	(715,282)	39,164	(855,205)	(107,750)
Net income (loss) attributable to NetSol	$246,757	$(1,147,042)	$(2,110,531)	$(1,076,247)

Net income (loss) per share:
Net income (loss) per common share
Basic	$0.02	$(0.10)	$(0.18)	$(0.09)
Diluted	$0.02	$(0.10)	$(0.18)	$(0.09)

Weighted average number of shares outstanding
Basic	11,797,068	11,484,298	11,782,439	11,456,996
Diluted	11,812,098	11,484,298	11,782,439	11,456,996

NETSOL Technologies, Inc. and Subsidiaries

Schedule 3: Consolidated Statement of Cash Flows

	For the Six Months
	Ended December 31,
	2025	2024
Cash flows from operating activities:
Net loss	$(1,255,326)	$(968,497)
Adjustments to reconcile net loss to net cash provided by operating activities:

Depreciation and amortization	624,352	738,582
Provision for bad debts	90,462	475,172
Gain on sale of assets	(79,325)	(25,084)
Stock based compensation	206,400	95,134
Changes in operating assets and liabilities:
Accounts receivable	(275,785)	4,405,610
Revenues in excess of billing	1,468,463	2,688,774
Other current assets	401,208	(170,856)
Accounts payable and accrued expenses	5,092	(878,148)
Unearned revenue	(630,660)	(5,990,971)
Net cash provided by operating activities	554,881	369,716

Cash flows from investing activities:
Purchases of property and equipment	(856,330)	(568,134)
Sales of property and equipment	77,522	45,535
Investment in associates	25,396	-
Purchase of subsidiary shares	-	(8,878)
Net cash used in investing activities	(753,412)	(531,477)

Cash flows from financing activities:
Proceeds from the exercise of stock options and warrants	-	430,000
Proceeds from exercise of subsidiary options	358,133	-
Dividend paid by subsidiary to non-controlling interest	-	(306,799)
Proceeds from bank loans	792,484	2,676,932
Payments on finance lease obligations and loans - net	(425,764)	(162,370)
Net cash provided by financing activities	724,853	2,637,763
Effect of exchange rate changes	247,820	(332,525)
Net increase (decrease) in cash and cash equivalents	774,142	2,143,477
Cash and cash equivalents at beginning of the period	17,357,944	19,127,165
Cash and cash equivalents at end of period	$18,132,086	$21,270,642

NETSOL Technologies, Inc. and Subsidiaries

Schedule 4: Reconciliation to GAAP

	For the Three Months		For the Six Months
	Ended December 31,		Ended December 31,
	2025	2024	2025	2024

Net Income (loss) attributable to NetSol	$246,757	$(1,147,042)	$(2,110,531)	$(1,076,247)
Non-controlling interest	715,282	(39,164)	855,205	107,750
Income taxes	480,194	331,614	695,969	561,431
Depreciation and amortization	299,746	372,585	624,352	738,582
Interest expense	176,273	236,386	350,884	494,605
Interest (income)	(208,775)	(529,072)	(489,749)	(1,298,939)
EBITDA	$1,709,477	$(774,693)	$(73,870)	$(472,818)
Add back:
Non-cash stock-based compensation	61,000	47,355	206,400	95,134
Adjusted EBITDA, gross	$1,770,477	$(727,338)	$132,530	$(377,684)
Less non-controlling interest (a)	(868,111)	(61,529)	(1,092,059)	(207,310)
Adjusted EBITDA, net	$902,366	$(788,867)	$(959,529)	$(584,994)

Weighted Average number of shares outstanding
Basic	11,797,068	11,484,298	11,782,439	11,456,996
Diluted	11,812,098	11,484,298	11,782,439	11,456,996

Basic adjusted EBITDA	$0.08	$(0.07)	$(0.08)	$(0.05)
Diluted adjusted EBITDA	$0.08	$(0.07)	$(0.08)	$(0.05)

(a)The reconciliation of adjusted EBITDA of non-controlling interest to net income attributable to non-controlling interest is as follows

Net Income (loss) attributable to non-controlling interest	$715,282	$(39,164)	$855,205	$107,750
Income Taxes	95,791	102,414	135,583	173,001
Depreciation and amortization	69,777	92,546	144,862	181,681
Interest expense	51,081	68,636	99,908	147,828
Interest (income)	(63,820)	(165,365)	(143,499)	(408,012)
EBITDA	$868,111	$59,067	$1,092,059	$202,248
Add back:
Non-cash stock-based compensation	-	2,462	-	5,062
Adjusted EBITDA of non-controlling interest	$868,111	$61,529	$1,092,059	$207,310